UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
                        JUNE 8, 2000
                     ------------------
              (Date of earliest event reported)


         LABORATORY CORPORATION OF AMERICA HOLDINGS
         ------------------------------------------
   (Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission         (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                    Number)


   358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
   -------------------------------------------------------
          (Address of principal executive offices)

                        336-229-1127
                        ------------
    (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

  On June 8, 2000, Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp-Registered Trademark- ) announced that its Board of Directors has declared a dividend  of  $0.08264 per share on the Company's  Series  A
Preferred  Stock,  payable  in cash.   The  Board  has  also
declared a dividend of $0.08264 per share on the Company's Series B Preferred Stock, payable in shares of Series B Preferred Stock at the rate of 0.001653 shares per share of Series B Preferred Stock held. The dividends will be paid on June 30, 2000 for each issued and outstanding share of Series A and Series B Preferred Stock to stockholders of record on June 14, 2000 (whether or not such stockholders convert their shares after such date), and will cover the seven days to July 7, 2000, the date set for redemption of the Series A and Series B Preferred Stock, at an equivalent annualized rate of $4.25 per share. The dividends will be paid in addition to the dividends payable on the Series A and Series B Preferred Stock for the quarterly dividend period ended June 30, 2000 announced by the Company on May 2, 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

 (c)  Exhibit
      20  Press release of the Company dated
          June 8, 2000.

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                         SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                         (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: June 12, 2000

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